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Exhibit 11.4

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated July 12, 2017, with respect to the financial statements of 315 East Dean Associates, Inc. contained in the Offering Statement filed by Aspen REIT, Inc. under Regulation A of the Securities Act of 1933. We consent to the use of the aforementioned report in the Offering Statement and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
Irvine, California
November 13, 2017

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  Exhibit 11.4
Consent of Independent Registered Public Accounting Firm